Exhibit 99.1

SBE TO ACQUIRE MORGANS HOTEL GROUP

NEW YORK– May 9, 2015 – Morgans Hotel Group Co. (NASDAQ: MHGC), (“Morgans”) today announced it has entered into a definitive agreement under which Morgans will be acquired by leading global lifestyle hospitality company SBE. Under terms of the agreement, SBE will acquire all of the outstanding shares of Morgans common stock for $2.25 per share in cash, which, together with the exchange of Morgans Series A preferred securities, the assumption of debt and transfer of capitalized leases, represents a total enterprise value of approximately $794 million. The per share price represents a 69 percent premium over Morgans’ unaffected closing price on May 5, 2016, and a 54 percent premium to Morgans’ volume weighted average price for the 30 days up to and including May 5, 2016.

As part of the transaction, affiliates of The Yucaipa Companies will exchange $75 million in Series A preferred securities, accrued preferred dividends, and warrants for $75 million in preferred shares and an interest in the common equity in the acquirer and, following the closing, the leasehold interests in three restaurants in Las Vegas currently held by Morgans.

At closing, SBE will acquire Morgans’ portfolio of thirteen owned, operated or licensed hotel properties in London, Los Angeles, New York, Miami, San Francisco, Las Vegas and Istanbul, including its Hudson New York and Delano South Beach properties. SBE is currently working with the lenders to assume the mortgages of the Hudson and Delano properties, approximately $422 million, and expects this to occur at closing.

Howard M. Lorber, Morgans Chairman, said, “Morgans’ Board of Directors carefully considered all of the alternatives available to us and we are pleased to have arrived at a transaction that we believe is in the best interests of our shareholders, while providing a great home for our attractive assets under a renowned hospitality company in SBE.”

The transaction, which was approved by the Board of Directors, is expected to close in the third or fourth quarter, and is subject to regulatory approvals, the assumption or refinancing of Morgans’ mortgage loan agreements, and customary closing conditions, including approval of the transaction by Morgans shareholders. Morgans shareholders representing approximately 29 percent of the Company’s outstanding shares of common stock have signed voting agreements in support of this transaction, including OTK Associates, Pine River Capital Management and Vector Group Ltd. Affiliates of The Yucaipa Companies have also signed a voting agreement in respect of their Series A preferred securities and warrants.

SBE has obtained commitments to finance the transaction through a combination of proceeds from the sale of new preferred equity in the newly-formed company to a third-party investor, liquidity from the refinancing of its existing term loans and a new revolver.

In light of today’s announcement, the Company’s first quarter earnings call, previously scheduled for today at 5:00 PM Eastern Time (U.S.) has been cancelled.

Morgan Stanley & Co. LLC served as financial advisor and Fried, Frank, Harris, Shriver & Jacobson LLP served as legal advisors to Morgans Hotel Group.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates Delano in South Beach, Mondrian in Los Angeles, South Beach and London, Hudson in New York, Morgans and Royalton in New York, Clift in San Francisco, Shore Club in South Beach and Sanderson and St Martins Lane in London. Morgans Hotel Group has ownership interests or owns several of these hotels. Morgans Hotel Group also licenses its brand through Delano in Las Vegas and 10 Karaköy in Istanbul, Turkey. Morgans Hotel Group has other hotels in various stages of development to be operated under management or franchise agreements, including a Mondrian property in Doha, Qatar and a Delano in Dubai. For more information please visit www.morganshotelgroup.com.

Contacts:

Investors

Richard Szymanski

Morgans Hotel Group Co.

212.277.4188

Media

Stephanie Pillersdorf/Pamela Greene/Patrick Scanlan

Sard Verbinnen & Co

212.687.8080

Important Information About the Transaction and Where to Find It

In connection with the proposed transaction, Morgans will file with the Securities and Exchange Commission (“SEC”) a proxy statement. Morgans may also file other documents with the SEC regarding the proposed transaction. MORGANS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Morgans stockholders may obtain free copies of the proxy statement (when available) and other documents filed with the SEC by Morgans through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Morgans at (212) 277-4188.

Participants in the Solicitation

Morgans and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Morgans is contained in Morgans’ Form 10-K for the year ended December 31, 2015 and its proxy statement filed on April 15, 2016, which are filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Legal Notice Regarding Forward-Looking Statements

This press release, and the documents to which Morgans refers in this communication, contain not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Morgans’ expectations or beliefs concerning future events, including the timing of the transaction and other information relating to the transaction. Forward-looking statements include information concerning possible or assumed future results of operations of Morgans, the expected completion and timing of the transaction and other information relating to the transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read statements that contain these words carefully. They discuss Morgans’ future expectations or state other forward-looking information and may involve known and unknown risks over which Morgans has no control. Those risks include, (i) the risk that the transaction may not be completed in a timely manner or at all, including by reason of the unavailability of financing, which may adversely affect Morgans’ business and the price of the common stock of Morgans, (ii) the failure to satisfy any of the conditions to the consummation of the transaction, including the adoption of the acquisition agreement by the stockholders of Morgans, the assumption or refinancing of Morgans’ mortgage loan agreements and the receipt of governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement, (iv) the effect of the announcement or pendency of the transaction on Morgans’ business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Morgans’ ongoing business operations and (vii) the outcome of any legal proceedings that may be instituted against us related to the acquisition agreement or the transaction. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Morgans does not undertake to update these forward-looking statements to reflect future events or circumstances.